Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Bruce Horowitz and Heather Raines, certifies, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Annual Report on Form 10-K for the year ended December 31, 2021 of Provectus Biopharmaceuticals, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on March 29, 2022.	/s/ Bruce Horowitz
Bruce Horowitz
Chief Operating Officer (principal executive officer)

/s/ Heather Raines
Heather Raines, CPA
Chief Financial Officer (principal financial officer)